Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and “Financial Statements and Experts”, and to the use of our reports dated October 9, 2006 with respect to Dreyfus Municipal Funds, Inc.-Dreyfus Premier Select Municipal Bond Fund and October 9, 2006 with respect to Dreyfus Municipal Funds, Inc.-Dreyfus Premier Select Intermediate Municipal Bond Fund, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Municipal Funds, Inc.-Dreyfus Premier Select Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York
November 21, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and “Financial Statements and Experts”, and to the use of our reports dated October 9, 2006 with respect to Dreyfus Municipal Funds, Inc.-Dreyfus Premier Select Municipal Bond Fund and June 9, 2006 with respect to Dreyfus Premier State Municipal Bond Fund-Texas Series, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Municipal Funds, Inc.-Dreyfus Premier Select Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York
November 21, 2006